Exhibit 99.1

Contacts:	Ralph S. Marimon Vice President of Finance Chief Financial Officer (408) 990-4000 rsmarimon@quicklogic.com	Andrea Vedanayagam (408) 656-4494 ir@quicklogic.com

QuickLogic Announces Fourth Quarter and Fiscal 2014 Results

SUNNYVALE, Calif. – February 4, 2015 – QuickLogic Corporation (NASDAQ: QUIK), the innovator of ultra-low power Customer Specific Standard Products (CSSPs), today announced the financial results for its fourth quarter and fiscal year ended December 28, 2014.
Total revenue for the fourth quarter of 2014 was $5.7 million, representing an increase of 39% compared to $4.1 million in the third quarter of 2014. New product revenue for the fourth quarter of 2014 was $3.7 million, an increase of 68% compared to $2.2 million in the third quarter of 2014. Total revenue for 2014 was up 7% at $27.8 million, compared with total revenue of $26 million in 2013. In 2014, new product revenue was up 6% at $19.3 million, compared with new product revenue of $18.2 million in 2013.
Under generally accepted accounting principles in the United States of America (GAAP), the net loss for the fourth quarter of 2014 was $4.1 million, or $0.07 per share, compared with a net loss of $3.9 million, or $0.07 per share, in the third quarter of 2014 and a net loss of $3.2 million, or $0.06 per share, in the fourth quarter of 2013. Non-GAAP net loss for the fourth quarter of 2014 was $3.7 million, or $0.06 per share, compared with a non-GAAP net loss of $3.5 million, or $0.06 per share, in the third quarter of 2014 and a non-GAAP net loss of $2.2 million, or $0.04 per share, in the fourth quarter of 2013.
GAAP net loss for 2014 was $13.1 million, or $0.23 per share, compared with a net loss of $12.3 million, or $0.27 per share, in 2013. Non-GAAP net loss for 2014 was $10.8 million, or $0.19 per share, compared with a non-GAAP net loss of $9.9 million, or $0.22 per share, in 2013.
Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Standard Time today, February 4, 2015, to discuss its current financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To join the live conference, you may dial (877) 377-7094 by 2:20 p.m. Pacific Standard Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (404) 537-3406 and reference the passcode:

67815194. The call recording will be archived until Wednesday, February 11, 2015 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the leading provider of ultra-low power, customizable Sensor Hub, Display, and Connectivity semiconductor solutions for smartphone, tablet, wearable, and mobile enterprise OEMs. Called Customer Specific Standard Products (CSSPs), these programmable ‘silicon plus software’ solutions enable our customers to bring hardware-differentiated products to market quickly and cost effectively. For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code: QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.
Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.
Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.
QuickLogic is a registered trademark and the QuickLogic logo is a trademark of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.
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QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	December 28, 2014	December 29, 2013	September 28, 2014	December 28, 2014	December 29, 2013
Revenue	$5,721	$8,863	$4,124	$27,845	$26,072
Cost of revenue, excluding inventory write-down	3,487	5,923	2,364	16,678	16,754
Inventory write-down (sold)	22	172	(3)	118	551
Gross profit	2,212	2,768	1,763	11,049	8,767
Operating expenses:
Research and development	3,432	2,473	3,057	12,186	8,375
Selling, general and administrative	2,771	3,354	2,579	11,663	12,002
Restructuring cost	—	—	—	—	181
Total operating expense	6,203	5,827	5,636	23,849	20,558
Loss from operations	(3,991)	(3,059)	(3,873)	(12,800)	(11,791)
Gain on sale of TowerJazz Semiconductor Ltd. shares	—	—	—	—	181
Interest expense	(18)	(17)	(34)	(85)	(54)
Interest income and other (expense), net	(47)	(27)	(17)	(126)	(157)
Loss before income taxes	(4,056)	(3,103)	(3,924)	(13,011)	(11,821)
Provision for income taxes	86	86	6	68	455
Net loss	$(4,142)	$(3,189)	$(3,930)	$(13,079)	$(12,276)
Net loss per share:
Basic	$(0.07)	$(0.06)	$(0.07)	$(0.23)	$(0.27)
Diluted	$(0.07)	$(0.06)	$(0.07)	$(0.23)	$(0.27)
Weighted average shares:
Basic	55,982	49,130	55,812	55,401	45,762
Diluted	55,982	49,130	55,812	55,401	45,762

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 28, 2014	December 29, 2013 (1)
ASSETS
Current assets:
Cash and cash equivalents	$30,050	$37,406
Accounts receivable, net	1,552	3,261
Inventories	4,952	4,136
Other current assets	1,146	1,272
Total current assets	37,700	46,075
Property and equipment, net	3,217	2,840
Other assets	222	211
TOTAL ASSETS	$41,139	$49,126
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$—	$1,000
Trade payables	2,506	3,578
Accrued liabilities	1,574	3,519
Current portion of capital lease obligations	225	177
Total current liabilities	4,305	8,274
Long-term liabilities:
Revolving line of credit	1,000	—
Capital lease obligations, less current portion	191	133
Other long-term liabilities	76	121
Total liabilities	5,572	8,528
Stockholders’ equity:
Common stock, at par value	56	54
Additional paid-in capital	238,419	230,373
Accumulated deficit	(202,908)	(189,829)
Total stockholders’ equity	35,567	40,598
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$41,139	$49,126

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(1)	Derived from the December 29, 2013 audited balance sheet included in the 2013 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	December 28, 2014	December 29, 2013	September 28, 2014	December 28, 2014	December 29, 2013
GAAP loss from operations	$(3,991)	$(3,059)	$(3,873)	$(12,800)	$(11,791)
Adjustment for stock-based compensation within:
Cost of revenue	27	156	32	137	232
Research and development	174	380	176	924	666
Selling, general and administrative	291	376	244	1,181	1,081
Adjustment for the write-off of equipment within:
Cost of revenue	—	66	—	—	66
Selling, general and administrative	—	27	5	5	30
Adjustment for restructuring costs	—	—	—	—	181
Non-GAAP loss from operations	$(3,499)	$(2,054)	$(3,416)	$(10,553)	$(9,535)
GAAP net loss	$(4,142)	$(3,189)	$(3,930)	$(13,079)	$(12,276)
Adjustment for stock-based compensation within:
Cost of revenue	27	156	32	137	232
Research and development	174	380	176	924	666
Selling, general and administrative	291	376	244	1,181	1,081
Adjustment for the write-off of equipment within:
Cost of revenue	—	66	—	—	66
Selling, general and administrative	—	27	5	5	30
Adjustment for restructuring costs	—	—	—	—	181
Adjustment for gain on sale of TowerJazz Semiconductor Ltd. shares	—	—	—	—	(181)
Adjustment for tax effect on other comprehensive income	—	—	—	—	273
Non-GAAP net loss	$(3,650)	$(2,184)	$(3,473)	$(10,832)	$(9,928)
GAAP net loss per share	$(0.07)	$(0.06)	$(0.07)	$(0.23)	$(0.27)
Adjustment for stock-based compensation	0.01	0.02	0.01	0.04	0.04
Adjustment for the write-off of equipment	—	*	—	—	*
Adjustment for restructuring costs	—	—	—	—	0.01
Adjustment for gain on sale of TowerJazz Semiconductor Ltd. shares	—	—	—	—	(0.01)
Adjustment for tax effect on other comprehensive income	—	—	—	—	0.01
Non-GAAP net loss per share	$(0.06)	$(0.04)	$(0.06)	$(0.19)	$(0.22)
GAAP gross margin percentage	38.7%	31.2%	42.7%	39.7%	33.6%
Adjustment for stock-based compensation	0.4%	1.8%	0.8%	0.5%	0.9%
Adjustment for the write-off equipment	—%	0.7%	—%	—%	0.3%
Adjustment for restructuring costs	—%	—%	—%	—%	*
Non-GAAP gross margin percentage	39.1%	33.7%	43.5%	40.2%	34.8%

* Figures were not considered for reconciliation due to the insignificant amount.

QUICKLOGIC CORPORATION
SUPPLEMENTAL DATA
(Unaudited)

	Percentage of Revenue				Change in Revenue
	Q4 2014	Q3 2014	Fiscal 2014	Fiscal 2013	Q3 2014 to Q4 2014	2013 to 2014
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	64%	54%	69%	70%	68%	6%
Mature products	36%	46%	31%	30%	8%	9%
Revenue by geography:
Asia Pacific	70%	57%	72%	77%	70%	—%
Europe	10%	17%	12%	7%	(16)%	89%
North America	20%	26%	16%	16%	7%	3%

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(1)	New products include all products manufactured on 180 nanometer or smaller semiconductor processes. Mature products include all products produced on semiconductor processes larger than 180 nanometers.